EXHIBIT 10.4

Execution Version

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 by and among (i) Founder SPAC, a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), the “Purchaser”), (ii) Rubicon Technologies, LLC, a Delaware limited liability company (the “Company”), and (iii) [●](“Holder”). Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, simultaneously with the execution and delivery of this Agreement, (i) the Purchaser, (ii) Ravenclaw Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub LLC”), (iii) certain blocker merger subsidiaries listed on the signature pages thereto (collectively, “Blocker Merger Subs”), (iv) certain blocker companies listed on the signature pages thereto (collectively, the “Blocker Companies”), and (v) the Company entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) at or prior to the Closing, the Purchaser will domesticate (the “Domestication”) as a Delaware corporation (“Surviving Pubco”) pursuant to the applicable provisions of the CICL and the DGCL, (b) following the Domestication, Merger Sub LLC will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity (the “Surviving Company”), whereby the LLC Agreement of the Surviving Company will be amended and restated substantially in the form attached as Exhibit C to the Merger Agreement (the “A&R LLCA”), (c) immediately following the consummation of the Merger and the effectiveness of the A&R LLCA, each Blocker Merger Sub, each Blocker Company, each Surviving Blocker Company, and Surviving Pubco will effectuate a series of mergers in the order set forth in Section 2.1(b) of the Company Disclosure Letter (all such mergers together, the “Blocker Company Mergers” and, together with the Merger, the “Mergers”), and (d) pursuant to the Mergers, the Company Interest Holders shall receive consideration in the form of securities issued by the Purchaser or the Company, which, in the case of Holder, shall take the form of [Surviving Pubco Class A Shares][Surviving Pubco Class V Shares and an equivalent number of Class B Units (with a pair of one such Class B Unit and one such Surviving Pubco Class V Share being exchangeable, in the future, subject to the terms and conditions of this Agreement, the A&R LLCA, and the Policy Regarding Exchanges set forth in Annex E to the A&R LLCA (the “Exchange Policy”), for Surviving Pubco Class A Shares (any such shares, “Exchange Shares”))] (the “Holder Consideration Securities,” including all Earnout Shares to which Holder may become entitled, if issued pursuant to the terms of the Merger Agreement [and including all Exchange Shares]), in each case upon the terms and subject to the conditions set forth in the Merger Agreement (such transactions, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Holder is a holder of equity securities of the Company in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Holder Consideration Securities received by Holder in the Transactions, including Holder’s Surviving Pubco Class A Shares that may be issued as Earnout Shares[, and any Exchange Shares] (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted but, for the avoidance of doubt, not including any shares issued in connection with the PIPE Investment Subscription Agreements, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of Purchaser, during the period commencing from the Closing and ending on the earlier of (x) 180 days after the date of the Closing and (y) the date after the Closing on which Purchaser consummates a liquidation, merger, stock exchange, reorganization, tender offer, or other similar transaction that results in all of Purchaser’s stockholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property (such period, the “Lock-Up Period”): (i) lend, offer to sell, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities owned by Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, (IV) pursuant to any hypothecation or pledge securing a loan, or (V) in connection with Purchaser’s consummation of a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of Purchaser’s stockholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser and the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouse or domestic partner and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder, and (E) any Affiliate of Holder or any employees, officers, directors or members of Holder or any Affiliates of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Company that are consistent with the foregoing and necessary to give further effect thereto.

(b) [For the avoidance of doubt, there shall be no exchanges of Class B Units pursuant to the Exchange Policy until after expiration of the Lock-Up Period under this Agreement.]

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period, except in compliance with the foregoing exceptions.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, Purchase will make best efforts to remove such legend from the certificates evidencing the Restricted Securities.

(e) For the avoidance of doubt, (i) Holder shall retain all of its rights as a shareholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities and to receive any dividends and distributions in respect of any Restricted Securities, and (ii) the restrictions contained in Section 1(a) shall not apply to any Surviving Pubco Class A Shares, Class B Units, Surviving Pubco Class V Shares or other securities of the Company acquired by Holder in open market transactions or in any public or private capital raising transactions of the Company or otherwise to any Surviving Pubco Class A Shares, Class B Units, Surviving Pubco Class V Shares or other securities of the Company (other than the Restricted Securities). Prior to or at the Closing, the Company shall execute and deliver to the Purchaser the Registration Rights Agreement and allow Holder the opportunity to be a party to the Registration Rights Agreement entitled to the registration rights thereunder.

2. Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of the Purchaser and the Company. Each of the Purchaser and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Waiver of Jury Trial; Jurisdiction. This Agreement and all related claims or causes of action shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Sections 12.7 and 12.14 of the Merger Agreement shall apply to this Agreement mutatis mutandis with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service, or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Purchaser prior to the Closing to: Founder SPAC 11752 Lake Potomac Drive Rockville, MD 20854		With a copy (which will not constitute notice) to: Winston & Strawn LLP 800 Capitol St. Suite 2400 Houston, Texas 77002
Attn:	Osman Ahmed	Attn:	Michael J. Blankenship
Email:	osman@founderspac.com	Email:	MBlankenship@winston.com

If to the Company prior to the Closing to: Rubicon Technologies, LLC 950 East Paces Ferry Road NE Suite 1900		With a copy (which will not constitute notice) to: Gibson, Dunn & Crutcher LLP 200 Park Ave. New York, New York
Atlanta, Georgia 30326		Attn:	Saee Muzumdar
Attn:	William Meyer, General Counsel		Evan D’Amico
Email:	bill.Meyer@rubicon.com	Email:	SMuzumdar@gibsondunn.com EDAmico@gibsondunn.com

If to the Purchaser or the Company after the Closing, to: Rubicon Technologies, LLC 950 East Paces Ferry Road NE Suite 1900		with copies (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP 200 Park Ave. New York, New York
Atlanta, Georgia 30326		Attn:	Saee Muzumdar
Attn:	William Meyer, General Counsel		Evan D’Amico
Email:	bill.Meyer@rubicon.com	Email:	SMuzumdar@gibsondunn.com EDAmico@gibsondunn.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Purchaser and the Company hereby represent, warrant, covenant and agree that (i) if any Lock-Up Agreement signed by an interestholder of the Company in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such interestholder and that would be favorable to Holder, this Agreement shall be contemporaneously amended in the same manner and Purchaser shall provide prompt notice thereof to Holder, and (ii) if any such interestholder is released from any or all of the lock-up restrictions under its Lock-Up Agreement, Holder will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of Holder’s Restricted Securities) and Purchaser shall provide prompt notice thereof to Holder.

(h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Purchaser and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser and the Company or any of the obligations of Holder under any other agreement between Holder and the Purchaser or the Company or any certificate or instrument executed by Holder in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of Holder under this Agreement.

(k) Further Assurances. From time to time, at the other party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

FOUNDER SPAC

By:
Name:
Title:

Company:

RUBICON TECHNOLOGIES, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

[_________________]

By:
Name:
Title:

Number and Type of Company Securities:

Company Common Units:

Company Common Warrants:

Company Series [A/B/C/D/E] Units:

Address for Notice:

[_________]
Attention: [________]
E-mail:

with a copy (which will not constitute notice) to:
[*]
[*]
Attn: [*]
Telephone No.: [*]
Email: